Exhibit 10.3

Amendment No. 1

to the 2007 Lincoln National Corporation

Amended and Restated

Incentive Compensation Plan

Pursuant to Section 10(e) of the 2007 Lincoln National Corporation Amended and Restated Incentive Compensation Plan (the “Plan”), the Board of Lincoln National Corporation amends the Plan effective August 2, 2007, as follows:

Section 10(c) of the Plan is deleted in its entirety and replaced with the following:

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment to outstanding Awards is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant, then in such manner as the Committee deems equitable, an appropriate adjustment shall be made to any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In determining the appropriate adjustment to be made, the Committee may take into account such factors as it deems appropriate, including (x) the restrictions of applicable law, (y) the potential tax consequences of an adjustment, and (z) the possibility that some Participants might receive an adjustment or a distribution or some other benefit that is unintended, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates, or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, conclusive and binding.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be made if and to the extent that such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

Resolution L

LINCOLN NATIONAL CORPORATION

Compensation Committee Meeting

February 7, 2008

Approval of Amendment No. 2 to

The Lincoln National Corporation Incentive Compensation Plan

RESOLVED, That the Compensation Committee approves and recommends to the Board of Directors of Lincoln National Corporation the adoption of the following resolution:

WHEREAS, Lincoln National Corporation (the “Corporation”) has established the Lincoln National Corporation Amended and Restated Incentive Compensation Plan (the “Plan”), effective May 10, 2007; and

WHEREAS, The Board of Directors has determined it to be in the best interests of the Corporation to amend the Plan, effective February 7, 2008, in order to document the Plan’s operation in compliance with the American Jobs Creation Act of 2004 (the “JOBS Act”).

RESOLVED, That Amendment No. 2 to the Plan, substantially in the form attached to this resolution as Exhibit A, is hereby approved; and

RESOLVED, That the appropriate officers of the Corporation are authorized to take such other action as is necessary or desirable to effect this resolution.

EXHIBIT A

Amendment No. 2 to the

2007 Lincoln National Corporation

Amended and Restated Incentive Compensation Plan

Pursuant to Section 10(e) of the 2007 Lincoln National Corporation Amended and Restated Incentive Compensation Plan (the “Plan”), the Board of Lincoln National Corporation amends the Plan effective February 7, 2008, as follows:

1. Deleting Section 2(f) “Change of Control Price” in its entirety and re-lettering the remaining section letters.

2. Deleting Section 6(c)(i) of the Plan in its entirety and replacing it with the following:

“(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of a SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant of such SAR.”

3. Amending Section 8(b)(v) of the Plan by adding the following sentence at the end of such Section:

“Performance Awards shall be settled and paid after the end of the relevant performance period and before the 15th day of the third month following the end of the performance period.”

4. Amending Section 8(c)(iii) of the Plan by adding the following sentence at the end of such Section:

“Annual Incentive Awards shall be settled and paid after the end of the relevant fiscal year and before the 15th day of the third month following the end of the fiscal year.”

5. Deleting Section 9(b) of the Plan in its entirety and replacing it with the following:

“(b) Restricted Stock and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; provided that a Change of Control shall not accelerate payment of any such fully vested Award that is subject to Code Section 409A unless such Change of Control also qualifies as a “change in control event” as described under Code Section 409A(a)(2)(A)(v),”

6. Amending Section 10(c) of the Plan by adding the following sentence to the end of such Section:

“or (2) be made in a manner that will be treated under Code Section 409A as the grant of a new option or SAR.”

7. Amending Section 10 of the Plan by adding a new Section 10(m):

“(m) Code Section 409A. The Plan shall be operated and administered in such a way that no Participants are subject to adverse tax consequences under Code Section 409A. Accordingly, no action shall be taken under the Plan, including any acceleration under Section 7(c), delay under Section 10(a), or conversion into Deferred Stock Units under Section 6(a), that would result in such adverse tax consequences. Further, no Option or SAR that was not fully vested before 2005 shall contain any feature for the deferral of compensation.”